UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2026

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-36290

Delaware	5075 Kimberly Way, Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2026, Malibu Boats, Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, as further described below in Item 5.07, the Company’s stockholders approved (i) an amendment to the Company’s Certificate of Incorporation relating to the removal of directors (the “Director Removal Amendment”) and (ii) an amendment to the Company’s Certificate of Incorporation to provide for the exculpation from liability for certain officers of the Company to the fullest extent permitted by Delaware law (the “Officer Exculpation Amendment,” together with the Director Removal Amendment, the “Charter Amendments”). On November 4, 2026, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to implement the Charter Amendments, which Certificate of Amendment became effective upon filing. The Charter Amendments are described further in the Company’s Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on September 21, 2026. The text of the Director Removal Amendment, which is set forth in the Proxy Statement under Proposal No. 4, and the Officer Exculpation Amendment, which is set forth in the Proxy Statement under Proposal No. 5, are incorporated herein by reference.

Additionally, on November 4, 2026, the Company filed a Restated Certificate of Incorporation of the Company (the “Restated Certificate”) with the Secretary of State of the State of Delaware, which restates and integrates but does not further amend the Company’s Certificate of Incorporation, as then amended. The Restated Certificate became effective immediately upon filing.

Copies of the Certificate of Amendment and Restated Certificate are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, five proposals were voted upon by the Company’s stockholders. The proposals are described in detail in the Company’s Proxy Statement. A brief description of the proposals and the final results of the votes for each matter follows. All matters presented to the Company’s stockholders at the Annual Meeting were voted on by the holders of the Company’s Class A common stock and Class B common stock, voting together as a single class. For Proposals 4 and 5 only, the shares voted were tabulated in two ways: (i) on a share basis, under which each share of Class A common stock and Class B common stock was counted as one share, and (ii) on a voting power basis, under which each share of Class A common stock carried one vote and each share of Class B common stock carried a number of votes equal to the number of LLC Units held by its holder.

Proposal 1: Election of Directors.

The following nominees were elected Class I directors of the Company to serve until the Company’s 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ivar S. Chhina	13,959,056	2,014,212	806,635
Mark W. Lanigan	12,813,677	3,159,591	806,635

Proposal 2: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2027.

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027.

Votes For	Votes Against	Abstentions
16,353,803	425,877	223

Proposal 3: Advisory Approval of the Compensation of Named Executive Officers.

The compensation of the Company’s named executive officers was approved in a non-binding vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,031,975	885,778	55,515	806,635

Proposal 4: Approval of an Amendment to the Company’s Certificate of Incorporation Relating to the Removal of Directors.

The Company’s stockholders approved the amendment to our Certificate of Incorporation relating to the removal of directors on both a share basis and voting power basis.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Share basis:	15,854,679	19,338	53,553	806,635
Voting power basis:	15,900,377	19,338	53,553	806,635

Proposal 5: Approval of an Amendment to the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers in Accordance with Recent Amendments to Delaware Law.

The Company’s stockholders approved the amendment to our Certificate of Incorporation to limit the liability of certain officers in accordance with recent amendments to Delaware law on both a share basis and a voting power basis.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Share basis:	15,040,643	822,876	64,051	806,635
Voting power basis:	15,086,341	822,876	64,051	806,635

Item 9.01	Financial Statements and Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation of Malibu Boats, Inc.

3.2	Restated Certificate of Incorporation of Malibu Boats, Inc.

104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

	By:	/s/ Steven D. Menneto
Date: November 4, 2026		Steven D. Menneto
President and Chief Executive Officer